UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2013

INTERCONTINENTALEXCHANGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770)-857-4900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 13, 2013, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013 (the “Merger Agreement”), by and among IntercontinentalExchange, Inc. (the “Company”), IntercontinentalExchange Group, Inc. (“ICE Group”), NYSE Euronext, Braves Merger Sub, Inc. (“Braves Merger Sub”) and NYSE Euronext Holdings LLC (formerly known as Baseball Merger Sub, LLC) (“NYSE Euronext Holdings”), Braves Merger Sub was merged with and into the Company (the “ICE Merger”) and immediately thereafter NYSE Euronext was merged with and into NYSE Euronext Holdings (the “NYSE Euronext Merger” and, together with the ICE Merger, the “Mergers”), with each of the Company and NYSE Euronext Holdings becoming wholly-owned subsidiaries of ICE Group.

As previously announced, under the terms of the Merger Agreement, subject to proration, allocation and certain limitations set forth in the Merger Agreement, stockholders of NYSE Euronext had the option to elect to receive for each share of NYSE Euronext common stock (except for excluded shares and dissenting shares as more particularly set forth in the Merger Agreement):

•	a number of validly issued, fully paid and non-assessable shares of ICE Group’s common stock, par value $0.01 per share (each, an “ICE Group Share”), equal to 0.1703 and an amount of cash equal to $11.27, without interest (together, the “Standard Consideration”);

•	an amount of cash equal to $33.12, without interest (the “Cash Consideration”); or

•	a number of ICE Group Shares equal to 0.2581 (the “Stock Consideration”).

As previously announced, because the Stock Consideration option was substantially oversubscribed, the consideration to be received by the holders who elected the Stock Consideration was prorated pursuant to the terms set forth in the Merger Agreement. Based on the proration:

•	Stockholders of NYSE Euronext who elected to receive the Standard Consideration and those that failed to make a valid election prior to 5:00 p.m., New York City time, on October 31, 2013, the election deadline, and therefore were deemed to have elected the Standard Consideration, will receive the Standard Consideration.

•	Stockholders of NYSE Euronext who elected to receive the Cash Consideration will receive the Cash Consideration.

•	Stockholders of NYSE Euronext who elected to receive the Stock Consideration will receive, for each share of NYSE Euronext common stock (except for excluded shares and dissenting shares as more particularly set forth in the Merger Agreement), a number of validly issued, fully paid and non-assessable ICE Group Shares equal to 0.171200756 and an amount of cash equal to $11.154424.

As a result, the NYSE Euronext stockholders will receive in the aggregate 42,133,549 ICE Group Shares (which includes shares to be issued under certain NYSE Euronext equity awards that vest as a result of the NYSE Euronext Merger) and approximately $2.74 billion in cash. At the effective time of the ICE Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the ICE Merger was converted into the right to receive one ICE Group Share. In the aggregate, former stockholders of the Company will receive 72,913,847 ICE Group Shares.

The issuance of ICE Group Shares in connection with the Mergers, as described above, was registered under the Securities Act of 1933 pursuant to ICE Group’s registration statement on Form S-4 (File No. 333–187402), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on April 30, 2013. On November 13, 2013, ICE Group Shares began trading on the New York Stock Exchange under the ticker symbol “ICE”.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this Current Report on Form 8-K. A copy of the press release announcing the completion of the Mergers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Mergers, on November 13, 2013, the Company agreed to guarantee on a full and unconditional basis the following obligations of NYSE Euronext assumed by NYSE Euronext Holdings, as successor to NYSE Euronext: (i) $850.0 million aggregate principal amount of NYSE Euronext’s 2.0% senior notes due 2017 (“NYX Senior Notes”) and (ii) €920.0 million aggregate principal amount of NYSE Euronext’s 5.375% notes due 2015 (the “NYX Eurobonds”), for as long as NYSE Euronext Holdings remains a subsidiary of ICE Group that is consolidated in ICE Group’s financial statements and an obligor on the NYX Senior Notes or NYX Eurobonds, respectively. The guarantees will be released when the Company is no longer an obligor (either borrower or guarantor) under its existing $2.6 billion senior unsecured credit facilities.

The foregoing description of the Company’s guarantees is qualified by reference to the text of each guarantee, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2013, the Company notified the New York Stock Exchange (“NYSE”) that, effective upon the consummation of the Mergers, each outstanding share of common stock of the Company was converted into the right to receive one ICE Group Share in accordance with the terms of the Merger Agreement. NYSE has filed a notification on Form 25 with the SEC with respect to the Company’s common stock to request removal of the Company’s common stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file as promptly as practicable with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note above and Item 3.03 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and in Item 3.01 is incorporated herein by reference.

At the effective time of the ICE Merger, each Company option to purchase shares of Company common stock granted under the employee and director stock plans of the Company, whether vested or unvested, that was outstanding immediately prior to the effective time of the ICE Merger ceased to represent a right to acquire shares of Company common stock and was converted into an ICE Group stock option on the same terms and conditions (including vesting schedule and per share exercise price) as applied to such Company stock option immediately prior to the effective time of the ICE Merger. The number of ICE Group Shares subject to each such ICE Group stock option is equal to the number of shares of Company common stock that was subject to each such Company stock option immediately prior to the effective time of the ICE Merger, and each such ICE Group stock option has an exercise price per share equal to the per-share exercise price that was applicable to each such Company stock option immediately prior to the effective time of the ICE Merger.

In addition, at the effective time of the ICE Merger, each Company restricted stock unit and Company deferred stock unit measured in shares of Company common stock (other than performance stock units), whether vested or unvested, that was outstanding immediately prior to the effective time of the ICE Merger ceased to represent a Company restricted stock unit or deferred stock unit with respect to shares of Company common stock, as applicable, and was converted automatically into an ICE Group restricted stock unit or deferred stock unit with respect to ICE Group Shares, as applicable, on substantially the same terms and conditions (including vesting schedule) as applied to such Company restricted stock unit or deferred stock unit immediately prior to the effective time of the ICE Merger. The number of ICE Group Shares subject to each such ICE Group restricted stock unit or deferred stock is equal to the number of shares of Company common stock that was subject to each such Company restricted stock unit or deferred stock unit, respectively, immediately prior to the effective time of the ICE Merger.

In addition, at the effective time of the ICE Merger, each Company performance stock unit, whether vested or unvested, that was outstanding ceased to represent a performance stock unit with respect to shares of Company common stock and was converted automatically into a performance stock unit with respect to shares of ICE Group common stock on substantially the same terms and conditions as applied to such Company performance stock unit immediately prior to the effective time of the ICE Merger. The number of shares of ICE Group Shares subject to each such ICE Group performance stock unit was equal to the number of shares of Company common stock subject to the Company performance stock unit immediately prior to the effective time of the ICE Merger.

Item 5.01 Changes in Control of Registrant.

Prior to completion of the Mergers, ICE Group was a wholly-owned subsidiary of the Company. Upon consummation of the ICE Merger, a change in control of the Company occurred. The information contained in the Introductory Note above and Item 3.03 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the Mergers and the Company becoming a wholly-owned subsidiary of ICE Group, on November 13, 2013, all directors of the Company (other than Jeffrey C. Sprecher) ceased serving as directors of the Company. On November 13, Scott A. Hill and Johnathan H. Short were appointed to the Company’s board of directors.

The current executive officers of the Company remain unchanged following the consummation of the Mergers.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013, by and among NYSE Euronext, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc., Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (incorporated by reference to Appendix A of ICE Group’s Registration Statement on Form S-4 filed with the SEC on March 21, 2013 (File No. 333-187402)).

4.1	Guaranty, dated as of November 13, 2013, relating to the NYX Senior Notes.

4.2	Deed Poll Guarantee, dated as of November 13, 2013, relating to the NYX Eurobonds.

99.1	Press Release, dated November 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

By:	/s/ SCOTT A. HILL
Name:	Scott A. Hill
Title:	Senior Vice President, Chief Financial Officer

Dated: November 13, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013, by and among NYSE Euronext, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc., Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (incorporated by reference to Appendix A of ICE Group’s Registration Statement on Form S-4 filed with the SEC on March 21, 2013 (File No. 333-187402)).

4.1	Guaranty, dated as of November 13, 2013, relating to the NYX Senior Notes.

4.2	Deed Poll Guarantee, dated as of November 13, 2013, relating to the NYX Eurobonds.

99.1	Press Release, dated November 13, 2013.